Exhibit 8(b)(i-a)

Amendment No. 15 to Fund Participation Agreement

This Amendment No 15 (“Amendment”), dated as of January 21, 2020, is to the Fund Participation Agreement dated July 1, 2003, as amended (“Agreement”), between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (“Lincoln National”), a life insurance company organized under the laws of the State of Indiana, LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ( “LNY”), a life insurance company organized under the laws of the State of New York on behalf of itself and on behalf of the Separate Accounts as listed on Appendix B of the Agreement, and AMERICAN FUNDS INSURANCE SERIES (the “Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”) a corporation organized under the laws of the State of Delaware. The term “Company” used in this Agreement refers to the respective undersigned life insurance company whose products are being solicited and sold. Unless otherwise stated in this Agreement, any rights, obligations and liabilities of the undersigned companies are separate and distinct. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Lincoln National, LNY, Series, and CRMC desire to amend the Agreement.

NOW, THERFORE, the Agreement is amended as follows:

1.	The second section in Section 5 is hereby deleted in its entirety and replaced by the following:

Company agrees to give the Series and CRMC at least 30 days’ notice prior to adding any additional Funds as underlying investment options to the Contracts.

2.	Section 20 is hereby deleted in its entirety and replaced by the following:

All notices under this Agreement, unless otherwise specified in the Agreement shall be given in writing and delivered via overnight delivery (postage prepaid, return receipt requested), facsimile transmission, electronic mail submission (including PDF) or registered or certified mail, as follows:

If to Lincoln National:
The Lincoln National Life Insurance Company
1300 South Clinton Street
Ft. Wayne, IN 47802
Attention: Risé C.M. Taylor, vice President
Facsimile No.: (260) 455-1773

If to Lincoln New York:
Lincoln Life & Annuity Company of New York
c/o The Lincoln National Life Insurance Company
1300 South Clinton Street
Ft. Wayne, IN 47802
Attention: Risé C.M. Taylor, vice President
Facsimile No.: (260) 455-1773

If to CRMC or to the Series:

Michael Triessl
Capital Research and Management Company
333 South Hope Street
55th Floor
Los Angeles, CA 90071
email: Michael_Triessl@capgroup.com

with a copy to:

Stephen T. Joyce
333 South Hope Street
55th Floor
Los Angeles, CA 90071
email: Steve_Joyce@capgroup.com

And:

American Funds Service Company
Attn: Contract Administration
3500 Wiseman Blvd.
San Antonio, TX 78251-4321
email: contract_admin@capgroup.com
facsimile: 210/474-4088

3. Appendix B is hereby amended and replaced with the attached Appendix B.

4.    Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

(This section intentionally left blank.)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:            /s/ Jayson Bronchetti
Name: Jayson Bronchetti
Title:   Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:            /s/ Jayson Bronchetti
Name: Jayson Bronchetti
Title:   Senior Vice President

AMERICAN FUNDS INSURANCE SERIES

By:            /s/ Steven I. Koszalka
Name:                          Steven I. Koszalka
Title:                          Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:            /s/ Michael J. Triessl
Name:                          Michael J. Triessl
Title:                          Senior Vice President

Appendix B
Effective January 21, 2020

American Legacy Variable Annuity**
American Legacy II Variable Annuity**
American Legacy III/(B Class) Variable Annuity*
American Legacy III C Share Variable Annuity*
American Legacy III Plus Variable Annuity*
American Legacy III View Variable Annuity*
American Legacy Shareholder’s Advantage/(A Class)*
American Legacy Design*
American Legacy Group
American Legacy Retirement Income Plan
American Legacy Life**
American Legacy Estate Builder
American Legacy Variable Life**
American Legacy VULDB II*
American Legacy VULDB IV*
American Legacy VULCV III*
American Legacy VULCV IV*
American Legacy SVUL III*
American Legacy SVUL IV*
American Legacy PreservationEdge SVUL*
American Legacy® Signature*
American Legacy® Series*
American Legacy® Target Date Advisory
American Legacy® Target Date B-Share
Lincoln VULONE * Elite
Lincoln VULONE  2010
Lincoln Momentum VULONE * Elite
Lincoln Momentum SVULONE * Elite
Lincoln VULCV*
Lincoln VULCV II*
Lincoln VULCV II Elite
Lincoln VULCV III* Elite
Lincoln VULCV IV* Elite
Lincoln VULDB*
Lincoln VULDB* Elite
Lincoln VULDB II* Elite
Lincoln VULDB IV* Elite
Lincoln VUL III**
Lincoln VUL MoneyGuard
Lincoln CVUL Series III*
Lincoln Corporate Variable 4*
Lincoln Corporate Variable 5*
Lincoln Corporate Variable Private Solution*
Lincoln VUL Flex Elite*
Lincoln SVUL Elite***
Lincoln SVUL IV Elite*
Lincoln VULone 2005 Elite*
Lincoln Momentum VULone 2005 Elite*
Lincoln VULone 2007 Elite*
Lincoln Momentum VULone 2007 Elite*
Lincoln SVULone 2007 Elite*
Lincoln Momentum SVULone 2007 Elite*
Lincoln AssetEdge VUL Elite*
Lincoln ChoicePlus*
Lincoln ChoicePlus Access*
Lincoln ChoicePlus Bonus*
Lincoln ChoicePlus II*
Lincoln ChoicePlus II Access*
Lincoln ChoicePlus II Bonus*
Lincoln ChoicePlus II Advance*
Lincoln ChoicePlus Assurance (B Share)*
Lincoln ChoicePlus Assurance (C Share)*
Lincoln ChoicePlus Assurance (L Share)*
Lincoln ChoicePlus Assurance (Bonus)*
Lincoln ChoicePlus Assurance (A Share/Class)*
Lincoln ChoicePlus Assurance (B Class)*
Lincoln ChoicePlus Design*
Lincoln ChoicePlus Fusion*
Lincoln InvestmentSolutionsSM *
Lincoln Investor AdvantageSM*
Lincoln Investor AdvantageSM Fee Based*
Lincoln Investor AdvantageSM RIA*
MultiFund® 1-4 Individual Variable Annuity
MultiFund® 5 Individual Variable Annuity
MultiFund® Select Individual Variable Annuity
MultiFund® Group Variable Annuity
Lincoln SVUL*
Lincoln SVUL II*
Lincoln SVUL III*
Lincoln SVULONE *
Group Variable Annuity (GVA)*
Wells Fargo New Directions Core***
Wells Fargo New Directions Access***
Wells Fargo New Directions Access 4***
Director™ *
Lincoln Corporate Commitment Private Placement BOLI
Lincoln Corporate Commitment Variable Universal Life
Private Placement Variable Universal Life
*Includes both the Lincoln National and LNY versions of this product.
 **Class 1 shares are offered in these products.
 ***In connection with Wells Fargo New Directions Core, Wells Fargo New Directions Access and Wells Fargo New Directions Access 4 Contracts, Lincoln National, as the issuer of these Contracts, agrees to make shares of American Funds Insurance Series available through these Contracts only so long as they are sold exclusively through registered representatives of Lincoln Financial Advisors and Wells Fargo Investments LLC.  In the event that Wells Fargo undergoes a change in control or assigns its responsibilities with respect to the Contracts to a third party, American Funds Insurance Series reserves the right to discontinue making its shares available for purchase through these Contracts.